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                                                                      Exhibit 14


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-6 No. 333-111128) pertaining to Lincoln Life Flexible Premium Variable Life Account M, and to the use therein of our reports dated (a) February 6, 2004, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company, and (b) March 1, 2004, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account M.

                                                         /s/ ERNST & YOUNG LLP

Fort Wayne, Indiana
May 20, 2004